EXHIBIT 99.1

Cordia Bancorp Inc. Reports Second Quarter Loss Driven by Asset Growth Costs

MIDLOTHIAN, Va., Aug. 6, 2014 (GLOBE NEWSWIRE) -- Cordia Bancorp Inc. ("Cordia") (Nasdaq:BVA), parent company of Bank of Virginia, reported a net loss of $270,000 or $(0.09) per share for the second quarter of 2014, compared to net income of $261,000 or $0.09 per share for the second quarter of 2013. For the first six months of 2014, the net loss was $544,000 or $(0.19) per share compared to net income of $482,000 or $0.20 per share for the same period of 2013.

Highlights for the first six months of 2014

  $15.4 million capital raise completed in April 2014
  26% growth in total assets
  72% growth in investment securities
  17% growth in loans held for investments
  16% growth in deposits
  14% increase in employees
  Nonperforming assets decreased to 1.4% of total assets
  Conversion of Cordia's recently issued preferred stock into approximately 3,629,871 shares of voting and nonvoting common stock

Chief Executive Officer Jack Zoeller stated, "With the $15.4 million capital raise completed, we are turning our focus to building the infrastructure to solidly grow the company. We have added significantly to our securities and student loan portfolios and have experienced strong commercial loan growth volume over the past few months. In addition, we recruited three experienced officers who will give an added boost to our asset originations in future periods."

Mr. Zoeller continued, "To help fund our growth, we opened two new branch office locations in the Richmond metro market last month. Although our additional lenders and branches will slightly constrain profitability in the short term, they are an important part of our strategy to build sustained core profitability in 2015 and beyond."

Balance Sheet Activity

  Asset Growth. Total assets were $295.5 million at June 30, 2014, compared to $235.1 million at December 31, 2013. During the first six months of 2014 organic loans increased a net $15.3 million while student loans, 98% guaranteed by the U.S. Department of Education, increased a net $15.2 million. In addition, investment securities increased $28.3 miillion.
  Deposit Growth and Mix. Total deposits increased 16% to $245.2 million at June 30, 2014, compared to $210.8 million at December 31, 2013. Non-interest bearing deposits increased 9% while interest bearing deposits increased over 17% during the six month ended June 30, 2014.
  Asset Quality. Asset quality continued to improve, with total non-performing assets decreasing to $4.1 million, or 1.4% of total assets, at June 30, 2014, from $5.5 million, or 2.3% of assets, at December 31, 2013. There were no delinquencies in the Company's accruing organic loan portfolio at June 30, 2014.
  Tangible Book Value. Tangible book value per share was $4.12 at June 30, 2014.

Operating Results

Three months ended June 30, 2014 compared to the three months ended June 30, 2013

  The net loss for the quarter ended June 30, 2014 was $270,000 compared to net income of $261,000 for the prior year second quarter.
  Net interest income was $2.07 million for the second quarter of 2014, compared to $2.15 million for the second quarter of 2013.
  Net interest margin was 3.05% and 3.49% for the second quarter of 2014 and 2013, respectively. Adjusting for the impact of purchase accounting, net interest margin increased to 2.95% from 2.84%, or 11 basis points, from the 2013 period.
  The provision for loan losses was $209,000 in the second quarter of 2014 compared to $7,000 in the prior year quarter.
  Noninterest expense increased to $2.2 million for the second quarter of 2014, compared to $1.9 million for the second quarter of 2013. The increase in noninterest expense was primarily due to an increase in salaries and benefits of $176,000 resulting from staff additions and $108,000 in loan expenses.

Six months ended June 30, 2014 compared to the six months ended June 30, 2013

  The net loss for the first six months of 2014 was $544,000 compared to net income of $482,000 for the first six months of 2013.
  Net interest income was $3.97 million for the 2014 period, compared to $4.38 million for the 2013 period.
  Net interest margin for the 2014 period was 3.19% compared to 3.87% for the 2013 period. Adjusting for the impact of purchase accounting, net interest margin increased to 3.06% from 2.86%, or 20 basis points, from the 2013 period.
  Noninterest income was $185,000 for the 2014 period, compared to $133,000 for the 2013 period. The increase was driven by a net gain on the sale of available for sale securities of $64,000 in the first quarter of 2014.
  Noninterest expense increased to $4.5 million for the 2014 period, compared to $3.9 million for the 2014 period. The increase in noninterest expense was primarily due to a one-time accrual of incentive compensation recorded in 2014 and an increase in servicing fees due to the growth of the student loan portfolio.

About Cordia Bancorp

Cordia Bancorp Inc. is a public bank holding company founded in 2009 seeking to invest in undervalued community banks and pursue organic and strategic growth in the Mid-Atlantic banking market. Substantially all of the assets of Cordia consist of its investment in Bank of Virginia. Bank of Virginia provides retail banking services to individuals and commercial customers through four full-service and two ATM-only banking locations in the greater Richmond market, including Chesterfield and Henrico Counties and Colonial Heights, Virginia.

For more information about Cordia Bancorp and Bank of Virginia, visit our websites: www.cordiabancorp.com and www.bankofva.com.

DISCLAIMER

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's periodic filings with the Securities Exchange Commission. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Cordia Bancorp
Consolidated Balance Sheets (unaudited)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2013	2013
Assets
Cash and due from banks	$ 5,332	$ 10,499	$ 5,290	$ 6,893	$ 3,756
Fed funds sold and Interest-bearing deposits	9,843	16,839	8,694	15,889	27,766
Total cash and cash equivalents	15,175	27,338	13,984	22,782	31,522
Securities available for sale, at fair value	45,835	24,464	24,567	29,807	22,105
Securities held to maturity	21,839	14,500	14,753	--	--
Restricted securities	1,525	1,529	1,074	1,071	1,134

Loans held for investment:
Commercial real estate	90,909	85,084	82,602	85,962	80,289
Commercial and industrial	24,605	22,118	21,208	20,388	21,273
Guaranteed student loans	70,624	80,966	55,427	51,293	52,957
Consumer and other	18,147	16,914	14,770	15,146	13,960
Total loans held for investment	204,285	205,082	174,007	172,789	168,479
Less: Allowance for loan losses	(1,407)	(1,504)	(1,489)	(1,517)	(1,562)
Net loans held for investment	202,878	203,578	172,518	171,272	166,917

Loans held for sale	--	--	--	--	--
Premises and equipment, net	4,510	4,430	4,464	4,512	4,287
Accrued interest receivable	1,830	2,177	1,655	1,335	1,132
Other real estate owned, net of valuation allowance	1,543	1,543	1,545	1,545	1,768
Other assets	390	697	588	648	655
Total assets	$ 295,525	$ 280,256	$ 235,148	$ 232,972	$ 229,520

Liabilities and stockholders' equity
Non-interest bearing deposits	24,883	21,642	22,845	21,719	21,338
Savings and interest bearing demand deposits	76,044	74,825	60,685	59,546	49,493
Time deposits, $100,000 and greater	93,565	87,559	76,231	75,023	79,795
Other time deposits	50,701	51,002	51,053	52,620	54,732
Total deposits	245,193	235,028	210,814	208,908	205,358

Accrued expenses and other liabilities	3,419	12,202	1,047	897	998
FHLB borrowings	20,000	20,000	10,000	10,000	10,000
Total Liabilities	268,612	267,230	221,861	219,805	216,356

Preferred stock	--	--	--	--	--
Common stock - voting	50	28	28	28	28
Common stock - nonvoting	14	--	--	--	--
Additional paid-in-capital	32,848	18,672	18,648	18,606	18,579
Retained deficit	(5,559)	(5,289)	(5,005)	(5,011)	(5,219)
Accumulated other comprehensive income	(440)	(385)	(384)	(456)	(224)
Total stockholders' equity	26,913	13,026	13,287	13,167	13,164
Total liabilities and stockholders' equity	$ 295,525	$ 280,256	$ 235,148	$ 232,972	$ 229,520

Cordia Bancorp
Consolidated Statemtents of Income (unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2013	2013	2014	2013
Interest Income
Interest and fees on loans	$ 2,252	$ 2,149	$ 2,089	$ 2,182	$ 2,516	$ 4,401	$ 5,095
Investment securities	311	207	161	123	72	518	142
Interest on federal funds sold and deposits with banks	9	6	10	19	29	15	44
Total interest income	2,572	2,362	2,260	2,324	2,617	4,934	5,281

Interest Expense
Interest on deposits	441	426	412	415	426	867	818
Interest on FHLB Borrowings	56	41	40	42	41	97	81
Total interest expense	497	467	452	457	467	964	899

Net interest income	2,075	1,895	1,808	1,867	2,150	3,970	4,382
Provision for (benefit from) loan losses	209	20	(92)	(23)	7	229	134
Net interest income after provision for loan losses	1,866	1,875	1,900	1,890	2,143	3,741	4,248

Non-interest income
Service charges on deposit accounts	19	26	40	31	29	45	62
Net gain on sale of available for sale securities	--	64	--	--	--	64	--
Other fee income	43	33	46	51	36	76	71
Total non-interest income	62	123	86	82	65	185	133

Non-interest expense
Salaries and employee benefits	1,150	1,406	1,066	991	974	2,556	2,159
Professional services	125	106	161	67	211	231	273
Occupancy	120	151	138	137	145	271	290
Data processing and communictions	151	142	139	140	144	293	269
FDIC assessment and bank fees	93	94	97	102	114	187	234
Bank franchise taxes	27	29	14	14	20	56	46
Loan expenses	210	126	76	81	102	336	117
Other real estate expenses	17	5	16	5	12	22	28
Gain on sale of OREO	65	75	75	30	64	140	133
Supplies and equipment	44	41	40	42	42	85	84
Insurance	24	16	32	34	38	40	72
Marketing and business development	9	6	32	19	15	15	37
Other	163	85	95	102	66	248	157
Total non-interest expense	2,198	2,282	1,981	1,764	1,947	4,480	3,899

Consolidated net income (loss) before non-controlling interest	(270)	(284)	5	208	261	(554)	482
Net income (loss)	(270)	(284)	5	208	261	(554)	482

Earnings per share, basic and diluted	$ (0.09)	$ (0.10)	$ --	$ 0.07	$ 0.09	$ (0.19)	$ 0.20
Weighted average shares outstanding, basic	3,017,772	2,776,992	2,773,320	2,768,484	2,764,090	2,898,047	2,431,019
Weighted average shares outstanding, diluted	3,017,772	2,776,992	2,788,302	2,777,840	2,775,802	2,898,047	2,444,923

Cordia Bancorp
Consolidated Financial Highlights (unaudited)
	As of and for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2013	2013	2014	2013
Results of Operations
Interest income	$ 2,572	$ 2,362	$ 2,260	$ 2,324	$ 2,617	$ 4,934	$ 5,281
Interest expense	497	467	452	457	467	964	899
Net interest income	2,075	1,895	1,808	1,867	2,150	3,970	4,382
Provision (benefit) for loan losses	209	20	(92)	(23)	7	229	134
Net interest income after provision for loan losses	1,866	1,875	1,900	1,890	2,143	3,741	4,248
Non-interest income	62	123	86	82	65	185	133
Non-interest expense	2,198	2,282	1,981	1,764	1,947	4,480	3,899
Net income	$ (270)	$ (284)	$ 5	$ 208	$ 261	$ (554)	$ 482

Earnings per share, basics and diluted	$ (0.09)	$ (0.10)	$ --	$ 0.07	$ 0.09	$ (0.19)	$ 0.20
Weighted average shares outstanding, basic	3,017,772	2,776,992	2,773,320	2,768,484	2,764,090	2,898,047	2,431,019
Weighted average shares outstanding, diluted	3,017,772	2,776,992	2,788,302	2,777,840	2,775,802	2,898,047	2,444,923

Performance Ratios
Return on average assets	-0.38%	-0.47%	0.01%	0.35%	0.41%	-0.42%	0.41%
Return on average equity	-4.20%	-8.52%	0.15%	6.39%	7.88%	-5.66%	7.63%
Return on average tangible equity	-4.22%	-8.61%	0.15%	6.46%	7.97%	-5.70%	7.73%
Efficiency ratio	102.85%	113.08%	104.59%	90.51%	87.90%	107.82%	86.36%

Yields and Rates
Yield on loans	4.39%	4.88%	4.82%	5.11%	5.55%	4.60%	6.03%
Yield on securities	2.27%	2.08%	2.14%	1.79%	1.70%	2.19%	1.63%
Yield on interest earning assets	3.77%	4.16%	4.13%	4.09%	4.23%	3.94%	4.63%
Cost of interest bearing deposits	0.82%	0.88%	0.89%	0.88%	0.82%	0.85%	0.86%
Cost of total deposits	0.74%	0.79%	0.80%	0.79%	0.75%	0.76%	0.78%
Cost of borrowings	1.12%	1.62%	1.60%	1.68%	1.64%	1.29%	1.62%
Cost of interest bearing liabilities	0.84%	0.92%	0.93%	0.92%	0.86%	0.88%	0.90%
Interest rate spread	2.93%	3.25%	3.21%	3.17%	3.38%	3.06%	3.73%
Net interest margin	3.05%	3.34%	3.30%	3.29%	3.49%	3.19%	3.87%

Capital
Total equity to total assets	9.11%	4.65%	5.65%	5.65%	5.74%	9.11%	5.74%
Tangible equity to total assets	9.07%	4.60%	5.59%	5.59%	5.67%	9.07%	5.67%
Book value per share	4.14	4.67	4.77	4.74	4.76	4.14	4.76
Tangible book value per share	4.12	4.63	4.72	4.69	4.71	4.12	4.71
Common shares outstanding	6,505,781	2,788,302	2,788,302	2,775,802	2,764,090	6,505,781	2,764,090

Average Balances
Loans	205,104	176,161	173,536	170,969	181,373	191,451	168,928
Securities	54,904	39,747	30,156	27,509	16,922	47,367	17,410
Earning assets	272,733	226,968	218,707	227,110	247,283	250,715	228,170
Total assets	286,525	241,660	231,435	235,067	254,765	264,216	235,273
Interest bearing deposits	215,856	193,946	184,920	188,526	208,433	204,959	189,713
Total deposits	238,416	215,721	206,981	210,395	228,571	227,130	209,049
FHLB borrowings	20,000	10,111	10,000	10,000	10,000	15,083	10,000
Interest bearing liabilities	235,856	204,057	194,920	198,526	218,433	220,042	199,713
Total equity	25,727	13,332	13,266	13,027	13,254	19,564	12,639
Tangible equity	25,601	13,196	13,123	12,875	13,093	19,434	12,473

Asset Quality
Net charge-offs	306	5	(65)	22	28	311	689
Net charge-off rate	0.60%	0.01%	-0.15%	0.05%	0.06%	0.16%	0.41%
Non-performing loans	2,572	3,225	3,934	4,054	3,980	2,572	3,980
Non-performing assets	4,115	4,768	5,479	5,599	5,748	4,115	5,748
Allowance for loan losses	1,407	1,504	1,489	1,517	1,562	1,407	1,562
Non-performing loans as a % of total loans held for investment	1.26%	1.57%	2.26%	2.35%	2.36%	1.26%	1.94%
Non-performing assets as a % of total assets	1.39%	1.70%	2.33%	2.40%	2.50%	1.39%	2.05%
Allowance for loan losses as a % of total loans held for investment	0.69%	0.73%	0.86%	0.88%	0.93%	0.69%	0.76%
Allowance for loan losses as a % of non-performing loans	54.70%	46.64%	37.85%	37.42%	39.25%	54.70%	39.25%

Cordia Bancorp
GAAP to Non-GAAP Reconciliations (unaudited)

The table below shows the computations of tangible equity and tangible assets and certain related ratios, all of which are considered to be non-GAAP financial measures. The tangible equity to tangible assets ratio has become a focus of some investors and management believes this ratio may assist in analyzing the Corporation's capital position, absent the effects of intangible assets. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation, or as substitute for analysis of results reported under GAAP. Because not all companies use identical calculations, the non-GAAP measures presented in the following table may not be comparable to those reported by other companies.

	As of and for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2013	2013	2014	2013
Tangible Equity and Tangible Assets (Period End)
Total shareholders' equity (GAAP)	$ 26,913	$ 13,026	$ 13,287	$ 13,167	$ 13,164	$ 26,913	$ 13,164
Less: intangible assets	121	130	139	148	157	121	157
Tangible Equity (non-GAAP)	$ 26,792	$ 12,896	$ 13,148	$ 13,019	$ 13,007	$ 26,792	$ 13,007
						--	--
Total assets (GAAP)	$ 295,525	$ 280,256	$ 235,148	$ 232,972	$ 229,520	$ 295,525	$ 229,520
Less: intangible assets	121	130	139	148	157	121	157
Tangible assets (non-GAAP)	$ 295,404	$ 280,126	$ 235,009	$ 232,824	$ 229,363	$ 295,404	$ 229,363
						--	--
Total equity to total assets (GAAP)	9.11%	4.65%	5.65%	5.65%	5.74%	9.11%	5.74%
Book value per share (GAAP)	$ 4.14	$ 4.67	$ 4.77	$ 4.74	$ 4.76	$ 4.14	$ 4.76
Tangible equity to tangible assets (non-GAAP)	9.07%	4.60%	5.59%	5.59%	5.67%	9.07%	5.67%
Tangible book value per share (non-GAAP)	$ 4.12	$ 4.63	$ 4.72	$ 4.69	$ 4.71	$ 4.12	$ 4.71

Tangible Equity and Tangible Assets (Average)
Total shareholders' equity (GAAP)	25,727	13,332	13,266	13,027	13,254	19,564	12,639
Less: intangible assets	126	136	144	153	162	130	166
Tangible Equity (non-GAAP)	$ 25,601	$ 13,196	$ 13,123	$ 12,875	$ 13,093	$ 19,434	$ 12,473

Total assets (GAAP)	286,525	241,660	231,435	235,067	254,765	264,216	235,273
Less: intangible assets	126	136	144	153	162	130	166
Tangible assets (non-GAAP)	$ 286,399	$ 241,524	$ 231,292	$ 234,915	$ 254,604	$ 264,086	$ 235,107

Total equity to total assets (GAAP)	8.98%	5.52%	5.73%	5.54%	5.20%	7.40%	5.37%
Book value per share (GAAP)	$ 3.95	$ 4.78	$ 4.76	$ 4.69	$ 4.80	$ 3.01	$ 4.57
Tangible equity to tangible assets (non-GAAP)	8.94%	5.46%	5.67%	5.48%	5.14%	7.36%	5.31%
Tangible book value per share (non-GAAP)	$ 3.94	$ 4.73	$ 4.71	$ 4.64	$ 4.74	$ 2.99	$ 4.51
CONTACT: Mark Severson,
         CFO, Cordia Bancorp Inc
         804-763-1322